Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of CNH Industrial N.V. on Form S-8 dated June 6, 2014 pertaining to the CNH Industrial N.V. Equity Incentive Plan of our report dated April 25, 2014, with respect to the consolidated financial statements of CNH Industrial N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Reconta Ernst & Young S.p.A.

Turin, Italy

June 6, 2014